UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 11, 2007, Navarre Corporation (the “Company”) and Navarre Entertainment Media, Inc. (“NEM), a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Koch Entertainment LP (“Purchaser”), pursuant to which the Purchaser will acquire all of the outstanding capital stock of Navarre Entertainment Media, Inc. for $6.5 million in cash, plus the assignment to the Company at closing of the trade receivables of Navarre Entertainment Media, Inc., from which the Company anticipates to receive additional cash in connection with the transaction. The purchase price is subject to adjustments on a post-closing basis in the event that working capital in Navarre Entertainment Media, Inc. should exceed $3.5 million in net liabilities on the closing date of the transaction.
     Navarre Entertainment Media, Inc. has exclusive distribution agreements with independent music labels that generated approximately $50 million of net revenues over the past 12 months. This transaction would divest Navarre of all of its independent music distribution activities.
     The closing of the transaction is subject to the delivery of certain customary certificates, the execution of certain documents related to the transition of the business after the closing of the transaction, an escrow agreement related to $3 million of the purchase price that will be held in escrow pending delivery of inventory to Koch’s Entertainment LP’s warehouse facilities after closing, and certain consents and waivers to the transaction from the lenders of each of the respective parties. The Purchase Agreement contains customary representations and warranties of the parties and an agreement by the Company and its subsidiaries not to compete in the business of independent music distribution for three (3) years following the closing date of the transaction, subject to certain exceptions, under terms set out in the Purchase Agreement.
     The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.
     On May 14, 2007, the Company issued a press release announcing the transactions discussed in this Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this document:
Exhibit
10.1	Form of Sale and Purchase Agreement, dated May 11, 2007, by and among Navarre Corporation, Navarre Entertainment Media, Inc., and Koch Entertainment LP.

99.1	Press release dated May 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: May 14, 2007	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Sale and Purchase Agreement, dated May 11, 2007, by and among Navarre Corporation, Navarre Entertainment Media, Inc., and Koch Entertainment LP.

99.1	Press release dated May 14, 2007